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                        STOCK OPTION AGREEMENT
                           (Non-Assignable)

                                              Option Number:  91B-257/
                                                                A-1036

                         To Purchase Shares of        Number of Shares
Date:                    Class B Common Stock            Purchasable
June 1, 1995           (or Class A Common Stock)         --100,000--
                                  -of-
                      K-V PHARMACEUTICAL COMPANY
                      --------------------------

                           Issued Under the
             1991 Incentive Stock Option Plan (the "Plan")
             ---------------------------------------------


     Marc S. Hermelin (the "Holder") is hereby granted the option to purchase all or any part of 100,000 fully paid and non-assessable shares of the Class B Common Stock, par value $0.01 per share ("Class B Common Stock")(or, if Class B Common Stock is not available for issuance under the Plan at the time of the exercise of any portion hereof by the Holder, fully paid and non-assessable shares of Class A common Stock, par value $0.01 per share (the "Class A Common Stock")(the Class B Common Stock and Class A Common Stock being sometimes referred to collectively herein as the "Common Stock")), of K-V Pharmaceutical Company, a Delaware corporation (hereinafter called the "Company"), at the option price of $6.25625 per share with respect to the initial 60,000 shares of Common Stock purchaseable hereunder and $6.325 with respect to the remaining 40,000 shares of Common Stock purchaseable hereunder, and otherwise upon and subject to the following terms and conditions:

     This Option and all rights to purchase shares of Common Stock hereunder shall expire at 5:00 p.m., St. Louis, Missouri, time, on May 31, 2000 (the "Expiration Date").

     This Option shall be exercisable from time to time in cumulative installments as to any or all of the shares then purchasable hereunder as follows:

     Period during Which
     Option Is First                    Shares Initially
     Exercisable                        Purchasable
     -------------------                ----------------
     June 1, 1995 through
          December 31, 1995                  14,490

     January 1, 1996 through
          December 31, 1996                  17,390

     January 1, 1997 through


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          December 31, 1997                  17,390

     January 1, 1998 through
          December 31, 1998                  17,390

     January 1, 1999 through
          December 31, 1999                  17,390

     January 1, 2000 through
          May 31, 2000                       15,950


     This Option and all rights hereunder shall be non-assignable and non-transferable, except to the extent that the Holder's legatees, personal representatives or distributees may be permitted to exercise this Option in the event of the Holder's death, as set forth herein.

     Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option, except as provided herein or in the Plan, shall be null and void and without effect.

     This Option may be exercised from time to time only by delivery to the Company at its main office (to the attention of the corporate Secretary) of a duly signed notice in writing stating the number of shares with respect to which this Option is being exercised and the time and date of delivery thereof, which time and date of delivery shall be during the normal business hours of the Company on a regular business day not less than fifteen (15) days after the giving of such notice, unless an earlier date has been mutually agreed upon; provided, however, that not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number then purchasable hereunder; and provided further that this Option may not be exercised at any time when this Option or the granting or exercise hereof violates any law, regulation or governmental order. At the time of delivery specified in such notice, the Company shall, without transfer or issue tax to the Holder (or other person entitled to exercise this Option), transfer and set aside for the benefit of the Holder (or such other person) a certificate or certificates out of the Company's authorized but unissued or reacquired shares of Class B Common Stock or Class A Common Stock, as applicable, as the Company may elect (with appropriate legend thereon, if deemed necessary by the Company under applicable securities laws, containing the representation by the person exercising the Option that the shares to be purchased shall be acquired and will be held for investment purposes and not with a view to resale or distribution), against payment of the option price in full for the number of shares purchased, by either: (i) cash (including a certified or bank cashier's check or the equivalent thereof), or (ii) delivering at fair market value, as determined by the Committee (as defined in the Plan), as provided under the Plan, Company Class A Common Stock or Class B Common Stock already owned by the Holder, or (iii) any combination of cash and Company Common Stock. If the Holder fails to pay for any part of the number of shares specified in such notice as required, the right to purchase such shares may be terminated by the Committee.

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

     Except as provided herein, no Option may be exercised at any time unless the Holder is an employee of the Company or any of its subsidiaries.

     To the extent that this Option has not been exercised in full prior to its termination or on or before the Expiration Date, whichever occurs sooner, it shall terminate and become void and of no effect.

     The provisions of Section 14 of the Plan, entitled "Holding Period and Forfeiture of Stock," shall not apply to this Option or this Agreement.

     This Option shall not confer upon the Holder any right to remain in the employ of the Company or any subsidiary of the Company and shall not confer upon the Holder any rights in the stock of the Company prior to the issuance of a stock certificate pursuant to the exercise of this
Option.   No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     Except as provided in this paragraph, upon termination of the Holder's employment with the Company or any of its subsidiaries for any reason, this Option shall terminate. (a) If the employment of the Holder is terminated by reason of retirement (as provided by contract or otherwise under normal Company policies), any outstanding unexercised portion of this Option which is exercisable as of the date of retirement by the Holder may be fully exercised by the Holder, the Holder's personal representative, executor, administrator, heirs or devisees, as applicable, at any time within three months from the date of termination by reason of retirement, and thereafter this Option shall continue in effect and be exercisable by the Holder or by the Holder's personal representative, executor, administrator, heirs or devisees, as applicable, in accordance with the terms hereof for the full remaining term of this Option through the Expiration Date or earlier termination herein provided, even though no longer an Incentive Stock Option (as defined under the Internal Revenue Code of 1986, as amended, or any successor law [the "Code"]). (b) If the employment of the Holder is terminated by reason of disability or death, any unexercised portion of this Option shall become fully exercisable by the Holder, or by the Holder's personal representative, executor, administrator, heirs or devisees, as applicable, in accordance with the terms hereof, upon such disability or death of the Holder if and to the extent that such acceleration would not cause a violation of the limitations contained in
Section 422(b)(7) of the Code. If acceleration by reason of disability would cause a violation of the limitations contained in Section 422(b)(7) of the Code, such acceleration shall occur only in an amount such that such acceleration of exercisability does not result in a violation of Section 422(b)(7) of the Code, and the acceleration of the exercisability of that portion hereof which would be in violation of the limitation contained in Section 422(b)(7) of the Code shall be deferred until January 1 of the year following that in which such termination of employment by reason of disability occurs. In the event termination of employment occurs by reason of the Holder's death, the acceleration of the exercisability of any portion of this Option shall occur only as and to the extent that such acceleration will not cause a violation of the limitations contained in Section 422(b)(7) of the Code. Notwithstanding any of the foregoing, no Option shall be

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exercisable at any time after the expiration of the Option in accordance with its terms. Any transfer of employment from the Company to any parent or subsidiary thereof, or vice versa, shall not be deemed a termination of employment.

     In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or in the event that there is a "corporate transaction" as that term is defined in the Regulations under Section 424 of the Internal Revenue Code of 1986, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, combination of shares or dividend payable in capital stock, this Option shall, to the extent that it has not been exercised, entitle the Holder upon the subsequent exercise of this Option to such number and kind of securities or other property, subject to the terms of this Option, to which the Holder would be entitled had the Holder actually owned the shares subject to the unexercised portion of this Option at the time of the occurrence of such event, and the aggregate purchase price upon the subsequent exercise of this Option shall be the same as if the Common Stock of the Company originally optioned were being purchased as provided herein; provided, however, that each such adjustment in the number and kind of shares subject to this Option, including any adjustment in the Option price, shall be made in such manner as not to constitute a "modification" as defined in Section 425 of the Code. Any such adjustment made by the Committee shall be conclusive.

          Upon the occurrence of: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company or (iv) the transfer of more than 80 percent of the then outstanding Stock of the Company (as defined in the Plan) to another entity or person in a single transaction or series of transactions, this Option shall become fully exercisable as of the business day before the consummation of the transaction, but if not then exercised, the Plan shall terminate, and any outstanding Options granted under the Plan shall terminate at 5:00 p.m., St. Louis, Missouri, time on the day before the consummation of the transaction; provided that the Board of Directors shall have the right, but shall not be obligated, to amend the Plan to require that a successor corporation assume any outstanding Options.

     The Company may postpone the issuance and delivery of shares upon any exercise of this Option, if necessary, until admission of such shares to listing on any stock exchange and completion of registration and qualification of such shares under any applicable state or federal law, rule or regulation.

     The Holder hereof shall make such representations and furnish such information to the Company as may be appropriate to permit the Company to issue such shares in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable law, including state securities laws. Without limiting the generality of the foregoing, if requested by the Company in accordance with any such

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applicable law (and provided such shares are not then the subject of an effective registration statement under the Securities Act and any other applicable securities law), the Holder will represent, in form acceptable to the Company, that the Holder is purchasing any shares issued pursuant hereto for investment purposes and not with a view to resale or distribution. The Holder, by acceptance of this Option, hereby consents to the placing of a restrictive legend on any stock certificate for shares purchased hereunder, setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act or other applicable law or the availability of an exemption from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such shares. In addition, the Holder will not thereafter resell, transfer or otherwise convey any shares purchased hereunder without compliance with one of the following three conditions: (l) an opinion of the Holder's counsel is received by the Company, in form and substance satisfactory to counsel for the Company, that registration under the Securities Act and applicable state securities laws is not required; or (2) such shares have been registered for sale under the Securities Act and any applicable state securities laws; or (3) a "no-action" letter is received from the staff of the Securities and Exchange Commission and from applicable state securities agencies, based on an opinion of the Holder's counsel, in form and substance reasonably satisfactory to counsel for the Company, advising that registration under the Securities Act is not required.

     This Option is issued pursuant to the provisions of the Company's 1991 Incentive Stock Option Plan, the receipt of a copy of which the Holder acknowledges by virtue of the acceptance hereof, and is subject to all the terms and conditions of the Plan, except the provisions of paragraph 14 thereof, which are not applicable in any respect to this Option.

     A determination by the Committee of any question which may arise with respect to the interpretation and construction of the provisions of this Option or of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable.

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

     WITNESS the seal of the Company and the signatures of its duly authorized officer.


Dated:  June 1, 1995

                                   K-V PHARMACEUTICAL COMPANY



                                   By /s/ Gerald R. Mitchell
                                     --------------------------------
                                     Gerald R. Mitchell
                                     Vice President-Finance
ACCEPTED:



/s/ Marc S. Hermelin
----------------------------
Option Holder, Marc S. Hermelin




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